UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

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Filed by a party other than the Registrant ☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Warner Bros. Discovery, Inc.

(Name of Registrant as Specified In Its Charter)

Paramount Skydance Corporation

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Paramount Skydance Corporation

Pursuant to Rule 14a-12 under the

Securities and Exchange Act of 1934, as amended

Subject Company: Warner Bros. Discovery, Inc.

Commission File No.: 001-34177

Date: December 17, 2025

On December 17, 2025, Paramount Skydance Corporation issued the following press release:

PARAMOUNT AFFIRMS COMMITMENT TO SUPERIOR $30 PER SHARE ALL-CASH OFFER FOR WARNER BROS. DISCOVERY

•	Urges WBD shareholders to send a clear message to WBD that they prefer Paramount’s superior offer by tendering their shares
•	Confident its fully financed offer will deliver WBD shareholders with superior value and a faster, more certain path to completion than the Netflix transaction
•	Reiterates its commitment to pursuing all options to deliver the value and benefits of its offer for all stakeholders

Los Angeles and New York, December 17, 2025 – Paramount, a Skydance Corporation (NASDAQ: PSKY) (“Paramount”), today affirmed its commitment to acquiring Warner Bros. Discovery, Inc. (NASDAQ: WBD) (“WBD”) in response to the WBD Board’s recommendation against Paramount’s $30.00 per share all-cash tender offer.

Paramount’s offer provides WBD shareholders superior value compared to the transaction with Netflix (NASDAQ: NFLX), including the certainty of 100% cash and no exposure to equity market fluctuations:

•	Paramount’s offer is $30 per share in cash versus Netflix’s cash component of only $23.25 per share (an $18 billion difference in the aggregate);
•	The value of Netflix’s offer has been further reduced as its share price trades below the bottom of the “collar” on its stock component;
•	Netflix’s offer would leave WBD shareholders owning a highly leveraged stub in Global Networks and WBD’s Board provides no valuation of that stub; and
•	Netflix’s offer has a dollar-for-dollar reduction to what WBD shareholders will receive tied to the net debt on Global Networks.

Paramount is highly confident its offer would receive timely regulatory approval because it would enhance competition in the creative industries rather than entrench a dominant streaming monopoly that the Netflix transaction envisions.

Paramount has lined up all necessary financing to deliver its offer to WBD shareholders, and it is not subject to any financing conditions. Paramount’s offer will be financed by $41 billion of new equity backstopped by the Ellison family and RedBird Capital and $54 billion of debt commitments from Bank of America, Citi and Apollo.

David Ellison, Chairman & CEO, Paramount said: “We remain committed to bringing together two iconic Hollywood studios to create a unique global entertainment leader. Our proposal clearly offers WBD shareholders superior value and certainty, a clear path to close, and does not leave them with a heavily indebted sub-scale linear business. I have been encouraged by the feedback we have received from WBD shareholders who clearly understand the benefits of our offer. We will continue to move forward to deliver this transaction, which is in the best interest of WBD shareholders, consumers, and the creative industries.”

WBD’s own narrative of the actions that led to its inferior transaction with Netflix reveals a process which was not run to secure the best offer for WBD shareholders. Most notably, the absence of any engagement by WBD with Paramount in the face of a superior all-cash $30 per share offer speaks for itself.

WBD seeks to justify racing to conclude an inferior deal with Netflix with a “kitchen sink” litany of purported questions and concerns. Missing from the cloud of obfuscation is any explanation for why WBD and its advisors did not lift a finger to get any of those questions answered or concerns addressed?

WBD seeks to mislead its shareholders into believing this is a complicated question about legal documents. In reality, it is all quite simple: $30 in cash fully backstopped by a well-capitalized trust (in existence for approximately 40 years) of one of the most well-known founders and entrepreneurs in the world, Larry Ellison. Yet from mid-September all the way through to December 4, what is glaring is the absolute resistance on the part of WBD to even engage in a single negotiating session with Paramount or its advisors, and a refusal even to provide a mark-up of any transaction document.

As described in Paramount’s letter to WBD shareholders, Paramount’s December 4 offer included an equity commitment from the Ellison family trust, which contains over $250 billion of assets (more than 6x the equity funding commitment) including approximately 1.16 billion Oracle shares and tens of billions of dollars in other assets. This information is publicly available; and, notably, the trust has been a counterparty in other completed public company transactions including for Twitter, which involved one of WBD’s advisors. The equity commitment papers submitted to WBD were identical in all material respects to commitments that the advisors to WBD had agreed to in other large transactions such as Twitter and Electronic Arts.

Also missing in WBD’s long exposition of its flawed process is any financial analysis whatsoever to show what numbers the WBD Board considered. Where is the valuation of the stub equity in Global Networks? Where is the description of the financial analysis their bankers provided—disclosure that is standard when a board of directors explains its thinking to its shareholders? WBD shareholders deserve to know this information and understand what is being hidden from them.

It is also noteworthy that the Board of WBD failed to even make the determination that Paramount’s $30 per share all-cash offer “could reasonably be expected to lead to a superior proposal” under WBD’s transaction agreement with Netflix. This failure is yet another example of WBD’s pattern of ignoring Paramount’s value-maximizing offer, perhaps in the hopes it will just go away. But Paramount is committed to its offer and looks forward to WBD shareholders choosing a Paramount transaction over Netflix.

WBD shareholders have the ultimate power to determine the future of WBD. With this in mind, Paramount has acted to provide WBD shareholders with transparency and a voice by taking its superior offer directly to them. The Netflix transaction requires approval by WBD shareholders at a special shareholder meeting. But there is no reason to wait months to have your voice heard. Paramount urges WBD shareholders to send a clear message now to the WBD Board that they prefer Paramount’s superior offer by tendering their shares today.

WBD shareholders and other interested parties can find additional information about Paramount’s superior offer at www.StrongerHollywood.com.

About Paramount, a Skydance Corporation

Paramount, a Skydance Corporation (NASDAQ: PSKY) is a leading, next-generation global media and entertainment company, comprised of three business segments: Filmed Entertainment, Direct-to-Consumer, and TV Media. Paramount's portfolio unites legendary brands, including Paramount Pictures, Paramount Television, CBS – America's most-watched broadcast network, CBS News, CBS Sports, Nickelodeon, MTV, BET, Comedy Central, Showtime, Paramount+, Paramount TV, and Skydance's Animation, Film, Television, Interactive/Games, and Sports divisions. For more information, please visit https://www.paramount.com/.

Cautionary Note Regarding Forward-Looking Statements

This communication contains both historical and forward-looking statements, including statements related to Paramount’s future financial results and performance, potential achievements, anticipated reporting segments and industry changes and developments. All statements that are not statements of historical fact are, or may be deemed to be, “forward-looking statements”. Similarly, statements that describe Paramount’s objectives, plans or goals are or may be forward-looking statements. These forward-looking statements reflect Paramount’s current expectations concerning future results and events; generally can be identified by the use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “may,” “could,” “estimate” or other similar words or phrases; and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause Paramount’s actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: the outcome of the tender offer by Paramount and Prince Sub Inc. (the “Tender Offer”) to purchase for cash all of the outstanding Series A common stock of WBD or any discussions between Paramount and WBD with respect to a possible transaction (including, without limitation, by means of the Tender Offer, the “Potential Transaction”), including the possibility that the Tender Offer will not be successful, that the parties will not agree to pursue a business combination transaction or that the terms of any such transaction will be materially different from those described herein, the conditions to the completion of the Potential Transaction or the previously announced transaction between WBD and Netflix Inc. (“Netflix”) pursuant to the Agreement and Plan of Merger, dated December 4, 2025, among Netflix, Nightingale Sub, Inc., WBD. and New Topco 25, Inc. (the “Proposed Netflix Transaction”), including the receipt of any required stockholder and regulatory approvals for either transaction, the proposed financing for the Potential Transaction, the indebtedness Paramount expects to incur in connection with the Potential Transaction and the total indebtedness of the combined companies, the possibility that Paramount may be unable to achieve expected synergies and operating efficiencies within the expected timeframes or at all and to successfully integrate the operations of WBD with those of Paramount, and the possibility that such integration may be more difficult, time-consuming or costly than expected or that operating costs and business disruption (including, without limitation, disruptions in relationships with employees, customers or suppliers) may be greater than expected in connection with the Potential Transaction; risks related to Paramount’s streaming business; the adverse impact on Paramount’s advertising revenues as a result of changes in consumer behavior, advertising market conditions and deficiencies in audience measurement; risks related to operating in highly competitive and dynamic industries, including cost increases; the unpredictable nature of consumer behavior, as well as evolving technologies and distribution models; risks related to Paramount’s decisions to make investments in new businesses, products, services and technologies, and the evolution of Paramount’s business strategy; the potential for loss of carriage or other reduction in or the impact of negotiations for the distribution of Paramount’s content; damage to Paramount’s reputation or brands; losses due to asset impairment charges for goodwill, intangible assets, FCC licenses and content; liabilities related to discontinued operations and former businesses; increasing scrutiny of, and evolving expectations for, sustainability initiatives; evolving business continuity, cybersecurity, privacy and data protection and similar risks; content infringement; domestic and global political, economic and regulatory factors affecting Paramount’s businesses generally, including tariffs and other changes in trade policies; the inability to hire or retain key employees or secure creative talent; disruptions to Paramount’s operations as a result of labor disputes; the risks and costs associated with the integration of, and Paramount’s ability to integrate, the businesses of Paramount Global and Skydance Media, LLC successfully and to achieve anticipated synergies; volatility in the prices of Paramount’s Class B Common Stock; potential conflicts of interest arising from Paramount’s ownership structure with a controlling stockholder; and other factors described in Paramount’s news releases and filings with the Securities and Exchange Commission (the “SEC”), including but not limited to Paramount’s most recent Annual Report on Form 10-K and Paramount’s reports on Form 10-Q and Form 8-K. There may be additional risks, uncertainties and factors that Paramount does not currently view as material or that are not necessarily known. The forward-looking statements included in this communication are made only as of the date of this report, and Paramount does not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Additional Information

This communication does not constitute an offer to buy or a solicitation of an offer to sell securities. This communication relates to a proposal that Paramount has made for an acquisition of WBD and the Tender Offer that Paramount, through Prince Sub Inc., its wholly owned subsidiary, has made to WBD stockholders. The Tender Offer is being made pursuant to a tender offer statement on Schedule TO (including the offer to purchase, the letter of transmittal and other related offer documents), filed with the SEC on December 8, 2025. These materials, as may be amended from time to time, contain important information, including the terms and conditions of the offer. Subject to future developments, Paramount (and, if a negotiated transaction is agreed, WBD) may file additional documents with the SEC. This communication is not a substitute for any proxy statement, tender offer statement, or other document Paramount and/or WBD may file with the SEC in connection with the proposed transaction.

Investors and security holders of WBD are urged to read the tender offer statement(s) (including the offer to purchase, the letter of transmittal and other related offer documents), and any other documents filed with the SEC carefully in their entirety if and when they become available as they will contain important information about the proposed transaction. Any definitive proxy statement(s) (if and when available) will be mailed to stockholders of WBD. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Paramount through the website maintained by the SEC at http://www.sec.gov.

This communication is neither a solicitation of a proxy nor a substitute for any proxy statement or other filings that may be made with the SEC. Nonetheless, Paramount and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies against the Proposed Netflix Transaction. You can find information about Paramount’s executive officers and directors in Paramount’s Current Reports on Form 8-K filed with the SEC on August 7, 2025, and September 16, 2025, and Paramount’s Quarterly Report on Form 10-Q filed with the SEC on November 10, 2025. Additional information regarding the interests of such potential participants will be included in one or more proxy statements or other documents filed with the SEC if and when they become available. These documents (if and when available) may be obtained free of charge from the SEC’s website at http://www.sec.gov.

Media Contacts:

Paramount

Melissa Zukerman / Laura Watson

msz@paramount.com / Laura.watson@paramount.com

Brunswick Group

ParamountSkydance@brunswickgroup.com

Gagnier Communications

Dan Gagnier

dg@gagnierfc.com

Investor Contacts:

Paramount

Kevin Creighton / Logan Thomas

Kevin.Creighton@paramount.com / Logan.Thomas@paramount.com

Okapi Partners

(212) 297-0720

Toll-Free: (844) 343-2621

info@okapipartners.com